EXHIBIT 10.2

LIMITED GUARANTY (GOOD GUY)

In order to induce the aforesaid Landlord to enter into this Lease dated December 15, 2009 between Newmark & Company Real Estate, Inc. As Agent For:  38th And 8th LLC, New 520 GSH LLC, New 520 Triple Crown, LLC And New 520 Eighth LLC as Landlord and Emerging Vision USA, Inc. as Tenant for the Part 23rd Floor premises located at 520 Eighth Avenue, New York, NY 10018 and other valuable considerations, the receipt whereof is hereby acknowledged,               Emerging Vision, Inc. hereby makes the following guarantee and agreement with and in favor of Landlord and its respective legal representations and assigns.  The following guarantee of Emerging Vision, Inc. is the only provision of the Lease to which the Guarantor is liable, unless provided elsewhere in the Lease, as all other provisions, clauses and terms of this lease are binding upon the Tenant.

The undersigned guarantees to Landlord, its successors and assigns, that it shall pay to Landlord all Minimum Rent, Additional Rent and all other charges that has accrued or may accrue under the terms of the Lease (hereinafter referred to as "Accrued Rent"), to the latest date that Tenant and its assigns and sublessee, if any, shall have completely performed all of the following:

           (a)           notified the Landlord on no less than ninety (90) days prior written notice of its intent to vacate the premises, and

(b)           Vacated and surrendered the Demised Premises to the Landlord pursuant to the terms of the Lease following the ninety (90) day notification period, and

(c)           Delivered the keys to the Demised Premises to the Landlord, and

(d)           Paid to Landlord all Accrued Rent to and including the date which is the later of (x) the actual receipt by Landlord of said Accrued Rent, (y) the surrender of the Demised Premises, or (z) receipt by Landlord of the keys to the Demised Premises.

Should Tenant vacate without so notifying the Landlord as provided for in paragraph (a), the Guarantor’s obligation herein shall not terminate until ninety (90) days after the date of surrender, provided all rent, accrued up to and including ninety (90) days after the date of surrender, has been paid.

It is agreed that any security deposited under the Lease shall not be computed as a deduction from any amount payable by Tenant or Guarantor under the terms of this Guaranty or the Lease.

This guarantee is absolute and unconditional and is a guarantee of payment and not of collection.  The parties hereto waive all notice of non-payment, non-performance, non-observance or proof, or notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned expressly waive and expressly agree that the validity of this Agreement, and the obligation of the Guarantors hereto shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the performance of the within Lease.  The undersigned further covenants and agrees that this guarantee shall remain and continue in full force and effect, as to any renewal, modification or extension of this Lease and during any period when Tenant is occupying the premises as a "Statutory Tenant".  As further inducement to Landlord to make this Lease and inconsideration thereof, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the term of this Lease or of this guarantee that Landlord and the undersigned shall and do hereby waive trial by jury.

Dated: December 15, 2009

Name: Glenn Spina

/s/ Glenn Spina
President & CEO

STATE OF NEW YORK )
s.s. :
COUNTY OF NEW YORK)

On the 11th day of December in the year 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared Glenn Spina, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Arlene Flohr
Notary Public